CODE OF ETHICS FOR EMPLOYEES OF
                           PRIMECAP MANAGEMENT COMPANY


The following Code of Ethics, as required by Rule 204A-1 under the Investment Advisers Act of 1940, shall apply to all employees of PRIMECAP Management Company. Rue 204A-1 requires the SEC registered investment advisers to establish, maintain and enforce a written code of ethics that, at a minimum, sets the standard of business conduct that the Adviser requires of its employees, requires employees to comply with applicable federal securities laws, and sets forth provisions regarding personal securities transaction by the employees.

This Code of Ethics is based on the principle that all PRIMECAP employees owe a fiduciary duty to the firm's clients to conduct their affairs. At no time shall an employee (i) defraud a client through any scheme or artifice; (ii) mislead a client by making untrue statements or omit material information; or (iii) engage in any fraudulent or manipulative act, practice or course of business that operates or would operate as a fraud or deceit on the clients. All PRIMECAP employees are to adhere to policies and procedures pertaining to their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest. It is also the responsibility of PRIMECAP employees to protect the confidentiality of all proprietary, sensitive or other confidential information communicated to PRIMECAP or such employees by its client. These policies and procedures are developed to ensure proper compliance monitoring and that each employee is held to the highest ethical standards.

All PRIMECAP employees are considered access persons as defined under Rule 204A-1 of the Advisers Act. An access person is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the access person's household. An employee is also considered to have beneficial ownership if the employee has a direct or indirect beneficial interest (e.g. joint accounts, trustee accounts, partnerships, investment clubs, estates or closely held corporations in which the employee has a beneficial interest).

Securities held or traded in an account where the employee has beneficial ownership are required to be included in the employee's initial, annual and quarterly reports, please refer to Exhibits A & B. The securities need not to be listed if a duplicate copy of the employee's annual holdings is received from the broker. Any actual or appearance of a conflict of interest in the trading in the employee's account may render these accounts subject to all of the provisions of this Code.

"Beneficial Ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the 1934 Act. In general, beneficial ownership means that a person, directly, or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. An indirect pecuniary interest includes
(i) securities held by a member of a person's immediate family sharing the same household, (ii) securities held in accounts managed by a third party in which the employee has beneficial ownership (iii) a persons' interest in securities held by a trust, and (iv) a person's right to acquire securities through the exercise of a derivative security. The definition of "beneficial ownership" is complex, and if you have any question whether you have a beneficial interest in a security, please consult with the Chief Compliance Officer. Any report filed under this Code may state that the report is not to be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates."

If an employee certifies in writing that (1) the certifying employee does not influence the investment decisions for any specified account of a spouse, child or dependent person and (2) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying employee has provided, the Chief Compliance Officer may, in his or her discretion, determine that such an account is not the employee's Personal Account and that purchases and sales of Publicly Traded Securities for such account are not subject to the pre-clearance requirements of this Code set forth below. Please refer to Exhibit C.

Similarly, if an employee certifies in writing that trading in an account in which he or she has direct or indirect beneficial ownership is managed by someone other than the employee, such as a third party who exercises complete investment discretion in managing the account, the Chief Compliance Officer, may, in his or her discretion, determine that purchases and sales of Publicly Traded Securities for such account are not subject to the pre-clearance requirements of this Code set forth below. In addition, written verification by the third party involved in the management of the account may also be required in certain circumstances. If the employee has any role in the managing the account, then this exception does not apply. Please refer to Exhibit D.

I.       CODE OF CONDUCT FOR SECURITIES TRADING AND RELATIONS WITH BROKERS/
         DEALERS

1. It is basic policy that no PRIMECAP employee shall be permitted to profit from the firm's securities activities. Accordingly, no employee shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership, (including, but not limited to, securities held by an employee's spouse or minor children or any trust in which an employee serves as trustee, custodian, or beneficiary) and which to his or her actual knowledge at the time of such purchase or sale:

(i)      is being considered for purchase or sale by any client accounts; or

(ii)     is being purchased or sold by a client account.

2. No employee shall disclose to anyone outside the firm the securities activities engaged in or contemplated for the various portfolios managed by the firm, including any mutual funds managed or sub-advised by PRIMECAP (collectively, "Funds"), or the securities held by the various portfolios of the firm, except for the following disclosures:

           (i) to persons providing services to PRIMECAP or the Funds who have a need to know such information in order to fulfill their obligations to PRIMECAP or the Funds, such as portfolio managers, administrators, custodians, and the Funds' Boards of Directors/Trustees;

            (ii) in connection with periodic reports that are available to shareholders and the public;

(1) to mutual fund rating or statistical agencies or persons performing similar functions who have signed a confidentiality agreement with PRIMECAP or a Fund;

(2) pursuant to a regulatory request or as otherwise required by law; or

(3) to persons approved in writing by the Chief Compliance Officer of PRIMECAP or a Fund.

3. No employee shall seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the firm because of such person's association with the firm.

4. No employee shall acquire any securities in an initial public offering.

5. No employee shall purchase or sell a security within at least three calendar days after any client account trades in that security. The first of the 3 calendar days starts on the day after the trade was made in the client's portfolio. For example, if a client trades ABC stock on 3/15, the person is prohibited from trading that security from 3/16-3/18. The employee will be permitted to purchase or sell ABC security starting on 3/19. The person must unwind the trade, or any profits improperly realized on trades within the proscribed periods will be subject to disgorgement and shall relinquish the gain to a non-profit organization. A proof of document must be submitted to the Chief Compliance Officer.

6. No employee shall purchase any securities in a private placement or a limited partnership (including hedge funds) in a client's account, without prior approval of the Investment Committee. An employee must seek pre-clearance from the Chief Compliance Officer if he or she intends to purchase any securities in a private placement or a limited partnership (including hedge funds) in his or her personal account.

7. No employee shall profit from the purchase and sale, or sale and purchase, of the same or equivalent reportable securities within 60 calendar days. Any profits realized on such short-term trades shall be subject to disgorgement. Investments in affiliated mutual funds including the Vanguard/PRIMECAP, PRIMECAP Core and Capital Opportunity Funds and the PRIMECAP Odyssey Funds are considered reportable securities, but are subject to the exceptions and restrictions set forth in provision 8 below.

8. If an employee purchases a security within seven calendar days before any client account purchases the same security, the person is prohibited from selling the security for a gain for a period of six months following the client's trade. If the person trades within the six-month period, the person shall relinquish the gain to a non-profit organization. A proof of document must be submitted to the Chief Compliance Officer. The count of the seven calendar days starts on the day the purchase was made in the employee's account. For example, if an employee purchases ABC stock on 3/9 and a purchase was made in a client's account on 3/15, the person is subject to the 6-month blackout period; however, if an employee purchases ABC stock on 3/9 and a purchase was made in a client's account on 3/16, the person is NOT subject to the 6-month blackout period.

9. If an employee sells a security within seven calendar days before any client account sells the same security, the person must relinquish the differences between the access person's sale price and the client's sale price to a non-profit organization. A proof of document must be submitted to the Chief Compliance Officer. For example, if an employee sells ABC stock on 3/9 and a sale was made in a client's account on 3/15, the person is required to disgorge the difference between the person's sale price and the client's sale price; however, if an employee sells ABC stock on 3/9 and a sale was made in a client's account on 3/16, the person is NOT required to disgorge any price differences.

10. If an employee unknowingly buys or sells a security within seven calendar days before a client buys or sells the same security due to client contributions or withdrawals/cash calls, the employee is not required to adhere to the six-month blackout period if the transaction is a purchase and the same security is purchased in the client's portfolio, or the employee is not required relinquish the differences between the access person's sale price and the client's sale price to a non-profit organization; however, the employee is required to sign the "No Prior Knowledge" Statement as shown on page 31.

11. All employees must comply in all respects with the policies and standards set forth in the Vanguard/PRIMECAP, PRIMECAP Core and Capital Opportunity Funds, and the PRIMECAP Odyssey Funds (collectively, the Funds) prospectuses, including specifically the restrictions on market timing activities and exchanges. All employees who redeem shares of any of the Funds purchased within the preceding 30 days (a "short-term affiliated mutual fund trade") must report the short-term affiliated mutual fund trade to the Compliance Officer no more than two business days after the redemption. The Compliance Officer will monitor the affiliated mutual fund trading activity of all employees through the quarterly reports submitted by all employees. An employee may be required to relinquish any profit made on a short-term affiliated mutual fund trade and will be subject to disciplinary action if (a) they fail to report the short-term affiliated mutual fund trade, or (b) the Compliance Officer determines that the short-term affiliated mutual fund trade was detrimental to the interests of the fund or its shareholders. For purposes of this paragraph (a) a redemption includes a redemption by any means, including an exchange out of the Funds; and (b) this policy does not cover purchases and redemptions/sales effected on a regular periodic basis by automated means, such as monthly purchases or redemptions to a checking or savings account.

12. No employee shall serve on the board of directors of any publicly traded company without prior authorization of the Investment Committee.

II.             PRIOR APPROVAL REQUIRED BEFORE MAKING ANY SECURITIES
                TRANSACTIONS

1. All employees shall receive prior approval from the Compliance Officer before purchasing or selling the reportable securities set forth in provision 2 and 3 below.

2. A "reportable security" means any type of investment (excluding non-affiliated mutual funds, commodities and direct obligations of the United States Government) normally handled by stockbrokers. Private placements are also reportable securities. All options and fixed income securities are subject to this policy, but special provisions apply in those cases (see 4 below).

3. Options are governed by the same procedures outlined above, including the requirement to check in advance of purchase. (Be sure to mention your interest is in an option.) Options may not be purchased whose underlying security is on the Action List. If, after the option is purchased, the stock underlying the option has been presented as a candidate for purchase (or if you have reason to believe it may be so presented) by a client account, then you must close out your option immediately.

4. Investments in affiliated mutual funds, including the Vanguard/PRIMECAP, PRIMECAP Core and Capital Opportunity Funds, and the PRIMECAP Odyssey Funds are considered reportable securities subject to the firm's quarterly and annual reporting requirements. Prior approval from the Chief Compliance Officer before purchasing or selling is not required, but such transactions are subject to the specific requirements set forth in Provision 11, Part I of this Code of Ethics.

5. A "reportable security" does not include shares of money market funds and money market instruments with maturities of one year of less and debt instruments rated "A" or higher by Moody's Investor Service, Inc. or Standard & Poor's Corporation. However, debt instruments (other than U.S. Government obligations, bankers acceptances, CD's and commercial paper) are subject to the firm's quarterly and annual reporting requirements.

6. If the stock to be purchased or sold is not on the Action List, the Chief Compliance Officer will give you an approval, and the Chief Compliance Officer will record this in her records. Your quarterly report of personal security transactions will be checked against her records.

7. If the stock to be purchased or sold is on the Action List, the Chief Compliance Officer will check with all of the portfolio managers and the primary coverage analyst in order to determine if you can obtain approval.

8. Clearance is good for three trading day unless the clearance is revoked, including the day the clearance was given. If you have not executed your transaction, you need to recheck and obtain clearance from the Chief Compliance Officer.

9. Employees should inform their securities broker that they are employed by an investment adviser. The broker is subject to certain rules designed to prevent favoritism toward such accounts.

III.            INSIDER TRADING

1. Under no circumstances will a PRIMECAP employee engage in insider trading. This means that no PRIMECAP employee may (1) purchase or sell a security on the basis of material, nonpublic information or (2) communicate material, nonpublic information about a company to another person where the communication leads to, or is intended to lead to, a purchase or sale of securities of such company.

(i) The definition of "insider" includes, but not limited to, officers, directors, partners, employees and controlling shareholders of a company or other entity. Attorneys, accountants, consultants, investment bankers, and any individual who has entered into a contract with the entity is also considered an insider during the time the contract is valid. Additionally, an analyst can become a temporary insider if a representative from the entity that the analyst follows discloses information that the analyst deems to be confidential or nonpublic.

(ii) Material information is generally defined as information that an investor might consider important in making his or her investment decision, or information that might have a significant influence on the movement of the price of a company's securities. Material information includes, but not limited to, dividend changes, earning estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and extraordinary management developments.

(iii) Nonpublic information is information that has not been disclosed to the market place. A reasonable form of public disclosure includes articles in newspapers, television and radio broadcasts, circulation on the internet. Market rumors are not considered nonpublic information.

2. An employee who breaches the "Insider Trading" policy is subject to disciplinary action or dismissal from the company. The person is also subject to the following penalties:

(i)             Civil injunctions;

(ii)            Disgorgement of profits;

(iii)           Jail sentences;

(iv) Fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation or illegal trade), whether or not the person actually benefited from the violation; and

(v) Fines for the employer or other controlling person of the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation or illegal trade).

3. If any employee receives any information which may constitute material, nonpublic information, the Employee (1) may not buy or sell any securities, including options or other securities convertible into or exchangeable for such securities, for a Personal Account or a client account, (2) may not communicate such information to any other person, including family members and friends (other than the Chief Compliance Officer) and (3) must discuss promptly such information with the Chief Compliance Officer.

4. An employee should identify himself as associated with PRIMECAP when engaging in conversations with issuers, analysts, or any other interested third party, and inform such person that PRIMECAP is an investment management firm. It is recommended that the employee records and or summarizes the conversation in a written form.

IV.             REPORTING REQUIREMENTS

1. All employees shall disclose to the Chief Compliance Officer all personal securities holdings upon commencement of employment and thereafter on an annual basis as of December 31. Such annual report shall include a listing of owned securities and either market value or number of shares owned for each security.

2. All employees shall direct their brokers to supply to the Chief Compliance Officer, on a timely basis, duplicate copies of the confirmation of all personal securities transactions.

3.              All employees shall certify annually that:

(i) they have read and understand the Code of Ethics and recognize that they are subject thereto;

(ii)            they have complied with the requirements of the Code of Ethics;
                and

(iii) they have reported all personal securities transactions required to be reported pursuant to the requirement of the Code of Ethics.

4. All employees shall make quarterly reports to the Chief Compliance Officer, which shall be made no later than 30 days after the end of each calendar quarter (including those periods on which no securities transactions were effected). A report shall be made on the form attached hereto as Exhibit A, containing the following information:

(i) the date of transaction, the title and the number of shares, and the principal amount of each security involved;

(ii) the nature of the transactions (i.e., purchase, sale, or any other type of acquisition);

(iii)           the price at which the transaction was effected; and,

(iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

5. The Chief Compliance Officer shall notify each employee that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

6. If an employee has any economic interest in a security held by a client account (or considered for acquisition), he or she shall so notify the Investment Committee.

7.              All of the foregoing reports shall be retained for five years.

V.              OTHER BUSINESS CONDUCT

1. All employees must discuss with the Chief Compliance Officer any invitations to serve on the board of directors for any for-profit public or private entities to prevent any potential conflict of interest as the employee may come into contact with material nonpublic information which might influence their investment decisions on the clients' portfolios.

2. From time to time, employees may give or receive gifts to or from clients, prospective clients, broker-dealers, third-party service providers, or any person or entity who does or hope to conduct business with PRIMECAP. To prevent a conflict of interest between the interest of the employees and their responsibilities to PRIMECAP and its employees, each PRIMECAP employee must follow the gift policies and procedures.

(i) Each employee may provide or accept a business entertainment event, such as an occasional meal or a sporting event, of reasonable value, if the person or entity providing the entertainment is present. Additionally, a holiday gift of fruit or other goods are acceptable if such a gift is made available to all PRIMECAP employees.

           (ii) It is acceptable if an employee attends a conference where the meals and entertainment are provided to all attendees and no preferential treatment is given to PRIMECAP.

           (iii) Each employee is responsible for assessing the value of the gifts received in a reasonable but conservative manner. The Chief Compliance Officer will evaluate the gifts when deemed necessary.

VI. CLIENT REQUESTS

PRIMECAP is committed to its fiduciary duty to the clients. It is PRIMECAP's policy that we honor every client's request for a copy of the Code of Ethics and that it will be delivered promptly.

                                STATEMENT OF FACT

o        I am not purchasing an Initial Public Offering.

o I am not making a private-placement purchase, unless I receive prior approval.

o I am not effecting a transaction which would result in a trading profit (of the same or equivalent security) with a holding period of 60 days or less.

o I am not purchasing or selling a security within at least 3 calendar days after any client account trades in that security.

o I have received prior approval from the Compliance Officer to make this trade. Approval (which is revocable at any time) is good for only 3 trading days, and is granted if the stock is not on PRIMECAP's Action List. If the stock is on the Action List, I hereby confirm that prior approval has also been received from all portfolio managers and the primary coverage analyst.

o If you wish to take a position contrary to PRIMECAP's clients, please explain below:







---------------------------------               -------------------------
Signature                                                         Date








PERSONAL
TRANSACTIONS


                          Shares/
                          $ Face                                 Approx.
     Buy/Sell             Amount             Security             Market             Account             Broker
     --------             ------             --------             ------             -------             ------

                          NO PRIOR KNOWLEDGE STATEMENT



I  certify  that  I  did  not  have  prior   knowledge  of  a  contribution   or
withdrawal/cash  call  in  the  __________________   account  that  occurred  on
_______________, 2005.





---------------------------------                    -------------------------
Signature                                                              Date






                        Personal Transactions                           Client Transactions
            ----------------------------------------- -------------------------------------------------

                        Transaction   # of                       Transaction         # of                       Price
  Security   Buy/Sell      Date      Shares   Price    Buy/Sell      Date           Shares        Price      Difference
------------ -------- ------------- --------- --------  -------- ---------------    ----------    --------   --------------


                                    Exhibit A

                          QUARTERLY TRANSACTION REPORT

-------------- ---------------- --------------- -------- ------- ---------- --------------- -----------------------
                                                                                             Broker, Dealer, Bank
    Date          # Shares          Price         Buy     Sell     Other       Security     through whom effected
-------------- ---------------- --------------- -------- ------- ---------- --------------- -----------------------
-------------- ---------------- --------------- -------- ------- ---------- --------------- -----------------------

-------------- ---------------- --------------- -------- ------- ---------- --------------- -----------------------
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-------------- ---------------- --------------- -------- ------- ---------- --------------- -----------------------


Prepared for the period:                , 2006 through             , 2006.
                          --------------               ------------

Since the law requires that these reports be filed, please complete the above.

You may exclude transactions in accounts over which you had no direct or indirect control or influence, transactions involving direct obligations of the United States Government, shares of PRIMECAP Management Company, money market instruments and funds, and unaffiliated mutual funds. Report all other transactions, including transactions in mutual funds managed or advised by PRIMECAP, namely Vanguard PRIMECAP, Vanguard Capital Opportunity, Vanguard PRIMECAP Core, Vanguard U.S. Opportunity, Vanguard VVIF Capital Growth, PRIMECAP Odyssey Stock, PRIMECAP Odyssey Growth, and PRIMECAP Odyssey Aggressive Growth Funds. You must also report any transactions involving PRIMECAP managed or advised funds in the PRIMECAP Profit Sharing Plan.

If you had no security transactions during this period, enter "NONE" under the "Security" column.







--------------------                  --------------------------------
Date                                           Signature


                                      --------------------------------
                                      Please print or type name

                                    Exhibit B
                         INITIAL/ANNUAL HOLDINGS REPORT


Account Name                        # Shares     Security                                     Broker/Dealer/Bank
----------------------------------- ------------ -------------------------------------------- --------------------------
----------------------------------- ------------ -------------------------------------------- --------------------------

----------------------------------- ------------ -------------------------------------------- --------------------------

----------------------------------- ------------ -------------------------------------------- --------------------------

----------------------------------- ------------ -------------------------------------------- --------------------------

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----------------------------------- ------------ -------------------------------------------- --------------------------


                          INSTRUCTIONS

Prepared for the year ended December 31, 2005.


You may exclude holding in accounts over which you had no direct or indirect control or influence, holdings involving direct obligations of the United States Government, shares of PRIMECAP Management Company, Money Market Instruments and funds, and unaffiliated mutual funds. Report all other holdings, including holdings in mutual funds managed or advised by PRIMECAP, namely Vanguard PRIMECAP, Vanguard Capital Opportunity, Vanguard PRIMECAP Core, Vanguard U.S. Opportunity, Vanguard, VVIF Capital Growth, PRIMECAP Odyssey Stock, PRIMECAP Odyssey Growth, and PRIMECAP Odyssey Aggressive Growth Funds. You must also report any holdings of PRIMECAP managed or advised funds in the PRIMECAP Profit Sharing Plan.
If you do not have security holdings to report during this period, enter "NONE" under the "Security" column.






--------------------           --------------------------------
Date                                    Signature


                               --------------------------------
                               Please print or type name


                                    EXHIBIT C

                      EMPLOYEE PERSONAL ACCOUNT DISCLAIMER




Name of Employee:

Brokerage:

Account #:

Name(s) on the Account:
--------------------------------------------------------------------------------

I certify that I do not have investment discretion, including providing investment advice and/or making investment decisions, on the specified account of my spouse, child, or dependent person sharing the same household, and that the person making the investment decisions for the account does not make such decisions, in whole or in part, upon information that I have provided.





Signature:  __________________________        Date:  ___________________________











                                    EXHIBIT D

              EMPLOYEE ACCOUNT DISCLAIMER - THIRD PARTY MANAGEMENT




Name of Employee:

Brokerage:

Account #:

Name(s) on the Account:
-------------------------------------------------------------------------------

I certify that I do not have investment discretion, including providing investment advice and/or making investment decisions, on the specified account managed by someone other than myself in which I have direct or indirect beneficial ownership.





Signature:  ______________________________    Date:  ___________________________

PRIMECAP
MANAGEMENT COMPANY

                              225 SOUTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101






TO:      All Employees

FR:      Directors of PRIMECAP Management Company

RE:      CODE OF ETHICS

         I hereby certify that I have read and understand the firm's Code of Ethics. I acknowledge that I am subject to this Code and its appropriate reporting requirements.






                                                -------------------------------
                                                     Employee's Signature

                                                -------------------------------
                                                     Date